                                                                  EXHIBIT 10.36


                           BLOCKED ACCOUNT AGREEMENT

                  THIS BLOCKED ACCOUNT AGREEMENT ("AGREEMENT") is made and entered into as of this 30th day of August, 2002, by and among WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association ("BANK"), AVONDALE MILLS, INC., an Alabama corporation (the "ORIGINATOR"), AVONDALE FUNDING, LLC, a Delaware limited liability company (the "COMPANY") and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, together with any successors and assigns, in its capacity as administrative agent (the "ADMINISTRATIVE AGENT") for the "Purchasers" under the "Purchase Agreement (as defined below). Capitalized terms used herein without being defined herein shall have the meanings given to such terms in the Purchase Agreement.

                  A. Pursuant to one or more agreements between the Originator and Bank (the "LOCKBOX AGREEMENTS"), the Originator has established the post office lockboxes with Bank identified on Schedule I attached hereto (collectively, the "LOCKBOXES") through which cash, checks, money orders and other items of value of the Originator and the Company are processed by Bank for deposit in the respective accounts established by the Originator with Bank and identified on Schedule I attached hereto (the "LOCKBOX ACCOUNTS") and the account identified on Schedule I established by the Originator into which all amounts on deposit in the Lockbox Accounts are deposited (the "CONCENTRATION ACCOUNT" and together with the Lockboxes and the Lockbox Accounts, the "BLOCKED ACCOUNTS").

                  B. All previous transactions involving the Lockboxes, the Lockbox Accounts and the Concentration Account have been terminated and all control and dominion over the Blocked Accounts has been returned to the Originator.

                  D. Pursuant to that certain Sale and Contribution Agreement dated as of August 30, 2002 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "SALE AGREEMENT") among the Originator, Avondale Incorporated and the Company, the Originator has agreed to sell certain of its receivables and related assets, including the Blocked Accounts, to the Company.

                  E. Pursuant to that certain Receivables Purchase and Servicing Agreement dated as of August 30, 2002 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "PURCHASE AGREEMENT") among the Company, the Originator, acting as Servicer thereunder, the financial institutions party thereto as "Purchasers" from time to time, and General Electric Capital Corporation, in its role as "Administrative Agent" for the Purchasers, the Company has granted, assigned, conveyed, pledged, hypothecated and transferred to the Administrative Agent, for the benefit of itself and the Purchasers a Lien upon and security interest in all of its right, title and interest in, to and under, but none of its obligations arising from, such Blocked Accounts, as described below.

                  F. Wachovia Bank, National Association is the successor by merger to each of Wachovia Bank of Texas, Wachovia Bank of North Carolina and Wachovia Bank of Georgia, N.A.

                  G. The parties hereto desire to enter into this Agreement in order to set forth their relative rights and duties with respect to the Blocked Accounts and all funds on deposit therein from time to time.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                  1. Effectiveness; Conflict. This Agreement shall take effect immediately upon its execution by all parties hereto and shall supersede each blocked account agreement or similar agreement in effect with respect to any Blocked Account. In the event of any conflict between any Lockbox Agreement or any other agreement between the Bank and the Company, the Originator or any Affiliate of the Originator, the terms of this Agreement will prevail.

                  2. The Blocked Accounts. Each party hereto hereby agrees that each Blocked Account is a "deposit account" within the meaning of
Article 9 of the Uniform Commercial Code. Bank has not agreed with any Person (other than the Persons party hereto and other than pursuant to agreements that have been previously terminated) and will not agree with any Person (other than the Administrative Agent) to comply with instructions or other directions concerning any Blocked Account or the disposition of any Receipts in any Blocked Account without the prior written consent of the Administrative Agent.

                  3. Confirmation of Transfer. The Originator hereby confirms to the Bank that it has transferred all of its right, title and interest in and to the Blocked Accounts to the Company.

                  4. Security Interest; Agency. As collateral security for Company's obligations to the Purchasers, the Administrative Agent and certain other Persons under the Purchase Agreement and the other Related Documents, the Company hereby grants to the Administrative Agent (for the benefit of the Purchasers and itself) a present and continuing security interest in (a) each Blocked Account, (b) all contract rights, claims and privileges in respect of each Blocked Account, and (c) all cash, monies, checks, money orders, instruments and other items of value of Company or the Originator now or hereafter paid, deposited, credited, held (whether for collection, provisionally or otherwise) or otherwise in the possession or under the control of, or in transit to, Bank or any agent, bailee or custodian thereof (collectively, "RECEIPTS"), and all proceeds of the foregoing, and the Bank acknowledges that this Agreement constitutes notice, in accordance with the Uniform Commercial Code, of the Administrative Agent's security interest in such collateral and does hereby consent thereto. The Administrative Agent hereby appoints Bank as the Administrative Agent's bailee and pledgee-in-possession for the Blocked Accounts and all Receipts, and Bank hereby accepts such appointment and agrees to be bound by the terms of this Agreement. Company hereby agrees to such appointment and further agrees that Bank, on behalf of Administrative Agent, shall be entitled to exercise, upon the written instructions of Administrative Agent, any and all rights which Administrative Agent may have under the Purchase Agreement, the other Related Documents or under applicable law with respect to the Blocked Accounts, all Receipts and all other collateral described in this Section 4.

                  5. Control of Blocked Account. The Blocked Accounts shall be under the sole dominion and control of the Administrative Agent, for the benefit of the Collateral Agent, the Purchasers and itself, and Bank agrees to comply with instructions originated by the Administrative Agent without further consent by the Company or any other Person and neither the Company nor any other Person shall have any control over the use of, or any right to withdraw any amount from, any Blocked Account except as set forth in Sections 8, 9 and 10 below. Until the Bank receives a "Notice of Direction" (as described below), the Administrative Agent hereby authorizes the Bank to continue to accept instructions from the Company for the withdrawal, transfer or payment of funds from the Blocked Accounts and to maintain the Blocked Accounts in the name of "Avondale Funding, LLC". Once the Bank has received a written notice in the form attached hereto as Exhibit A (any such notice, a "NOTICE OF DIRECTION"), (i) the name of the holder of the Blocked Accounts shall be changed to "General Electric Capital Corporation, as Administrative Agent" (or such other name as specified by the Administrative Agent), (ii) neither the Company nor any other Person (other than the Administrative Agent) shall have any right to exercise any authority of any kind with respect to any Blocked Account or any Receipts, (iii) the Bank shall determine, on each business day, the balance of all collected funds on deposit in each Lockbox and Lockbox Account and transfer all funds to the Concentration Account, (iv) the Bank shall determine, on each business day, the balance of all funds on deposit in the Concentration Account and automatically initiate a federal funds wire transfer of all such funds not later than 11:30 a.m. (New York Time) on such business day to the account designated below, or to such other account as may be designated in writing from time to time by Administrative Agent (the "COLLECTION ACCOUNT"):

                           Deutsche Bank Trust Company Americas
                           (formerly known as Bankers Trust Company)
                           New York, New York
                           ABA No. 021001033
                           Account Name: Redwood Main Collection Account Account No. 00386310
                           Reference:  Avondale Funding, LLC # 33991

and (v) the Bank shall comply with such other instructions regarding the Blocked Accounts as directed by the Administrative Agent.

                  6. Procedures for Blocked Account. Bank shall follow the following procedures with respect to each Blocked Account:

                           Apply and credit for deposit to the Blocked Account
all Receipts from time to time tendered by or on behalf of Company for deposit therein, including without limitation all wire transfers and other payments directed to the Blocked Account.

                  7. Statements and Other Information. Upon the request of the Administrative Agent, Bank shall send to Administrative Agent copies of all returned and dishonored Receipts promptly upon Bank's receipt thereof, and upon Administrative Agent's request Bank shall provide Administrative Agent with copies of the regular monthly bank statements provided to

Company and such other information relating to the Blocked Account as shall reasonably be requested by Administrative Agent. Bank shall also deliver a copy of all notices and statements required to be sent to Company pursuant to any agreement governing or related to the Blocked Account to Administrative Agent at such times as provided therein.

                  8. Fees. Company agrees to pay on demand all usual and customary service charges, transfer fees and account maintenance fees (collectively, "FEES") of Bank in connection with the Blocked Account. In the event that Company fails to timely make a payment to Bank of any Fees, Bank may thereafter exercise its right of set-off against the Blocked Accounts for such Fees. The Administrative Agent shall not have any responsibility or liability for the payment of any Fees.

                  9. Uncollected Funds. If any Receipts deposited in any Blocked Account are returned unpaid or otherwise dishonored, Bank shall have the right to (a) charge any and all such returned or dishonored items, and exercise its right of set-off in respect thereof, against such Blocked Account, provided that the Bank shall be limited in its exercise of set-off, chargeback or recoupment to Permitted Depository Rights, or (b) demand reimbursement therefor directly from Company. "PERMITTED DEPOSITORY RIGHTS" shall mean the exercise by the Bank of any right in the nature of set-off, chargeback or the like to rights with respect to (i) items deposited in the applicable Blocked Account and returned unpaid or dishonored (whether for insufficient funds or any other reason) and without regard to the timeliness of any such return, (ii) overdrafts of the applicable Blocked Account or (iii) claims of breach of the Uniform Commercial Code's transfer or presentment warranties made against the Bank in connection with items deposited to the applicable Blocked Account.

                  10. Set-off. Bank hereby agrees that Bank will not exercise or claim any right of set-off or banker's lien against Blocked Account or any Receipts on deposit therein, and Bank hereby further waives any such right or lien which it may have against any Receipts deposited in the Blocked Account, except to the extent expressly set forth in Sections 8 and 9 above.

                  11. Exculpation of Bank; Indemnification by Company. The Bank shall be entitled to rely conclusively upon any Notice of Direction or any other notice or instruction it receives from the Administrative Agent and the Bank shall have no obligation to investigate or verify the genuineness or correctness of any such notice or instruction. Company and Administrative Agent agree that Bank shall have no liability to either of them for any loss or damage that either or both may claim to have suffered or incurred, either directly or indirectly, by reason of this Agreement or any transaction or service contemplated by the provisions hereof, unless occasioned by the gross negligence or willful misconduct of Bank. In no event shall Bank be liable for losses or delays resulting from computer malfunction, interruption of communication facilities, labor difficulties or other causes beyond Bank's reasonable control or for indirect, special or consequential damages. Company agrees to indemnify Bank and hold it harmless from and against any and all claims, other than those ultimately determined to be caused by the gross negligence or willful misconduct of Bank, and from and against any damages, penalties, judgments, liabilities, losses or expenses (including reasonable attorney's fees and disbursements) incurred as a result of the assertion of any claim, by any person or entity, arising out of, or otherwise related to, any transaction conducted or service provided by Bank through the use of any account at Bank pursuant to the procedures provided for or contemplated by this Agreement.

                  12. Termination. This Agreement may be terminated by Company only upon delivery to Bank of a written notification thereof jointly executed by Company and Administrative Agent. This Agreement may be terminated by Administrative Agent at any time, with or without cause, upon its delivery of written notice thereof to each of Company and Bank. This Agreement may be terminated by Bank at any time on not less than 60 days prior written notice delivered to each of Company and Administrative Agent. Upon delivery or receipt of such notice of termination to or by Bank, Bank will: (a) immediately transmit to the Collection Account (i) all funds, if any, then on deposit in, or otherwise to the credit of, each Blocked Account, and (ii) upon receipt, all funds received after such notice for deposit in, or otherwise to the credit of, the Blocked Account; and (b) deliver directly to Administrative Agent all Receipts consisting of checks, money orders, drafts and other instruments or items of value, whether then in the possession of Bank or received by Bank after such notice, without depositing such Receipts in the Blocked Account or any other account. The provisions of Sections 3, 4, 5 and 10 shall survive termination of this Agreement unless and until specifically released by Administrative Agent in writing. The provisions of Section 16(f) shall survive the termination of this Agreement. All rights of Bank under Sections 8, 9 and 11 shall survive any termination of this Agreement.

                  13. Irrevocable Agreements. Company acknowledges that the agreements made by it and the authorizations granted by it in Sections 3, 4, and 5 hereof are irrevocable and that the authorizations granted in Sections 3, 4 and 5 hereof are powers coupled with an interest.

                  14. Representations, Warranties and Covenants of Bank. Bank hereby makes the following representations, warranties and covenants:

                  (a) This Agreement constitutes its duly authorized, legal, valid, binding and enforceable obligation.

                  (b) The performance of its obligations under this Agreement and the consummation of the transactions contemplated herein will not
(1) constitute or result in a breach of its certificate or articles of incorporation or by-laws, or the provision of any material contract to which it is a party or by which it is bound or (2) result in the violation of any law, regulation, judgment, decree or governmental order applicable to it.

                  (c) all approvals and authorizations required to permit the execution, delivery, performance and consummation of this Agreement and the transactions contemplated hereunder have been obtained.

                  (d) The Blocked Accounts will be maintained in the manner set forth herein until the termination of this Agreement in accordance with its terms.

                  (e) The Bank will not change the name or account number of any Blocked Account without the prior written consent of the Administrative Agent.

                  (f) Except for agreements which have been previously terminated, the Bank has not entered into any other agreement with the Company, the Originator, any Affiliate of the Originator or any other Person purporting to limit the obligation of the Bank to comply with instructions set forth in Section 5 hereof. Except for the claims and interests of the Bank, the Administrative Agent and the Company in the Blocked Accounts, Bank does not know of any claim to or interest in any Blocked Account. If any Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Blocked Account, Bank will promptly notify the Administrative Agent of the same.

                  15. Notices. All notices, requests or other communications given to Company, Administrative Agent or Bank shall be given in writing (including by facsimile) at the address specified below:

         Administrative Agent:      General Electric Capital Corporation
                                    201 High Ridge Road
                                    Stamford, Connecticut 06927
                                    Attention: Account Manager/Avondale
                                               Funding, LLC
                                    Facsimile: (203) 316-7821

                  with copies to:

                                    General Electric Capital Corporation
                                    201 High Ridge Road
                                    Stamford, Connecticut 06927
                                    Attention: Corporate Counsel/Avondale
                                               Funding, LLC
                                    Facsimile: (203) 316-7889

         Bank:                      Wachovia Corporate Services, Inc.
                                    191 Peachtree Street, NE
                                    MC:  GA8009
                                    Atlanta, Georgia  30303
                                    Attention: Germaine A. Jenkins
                                               Banking Officer, Account Manager
                                    Facsimile: (404) 332-6898

         with a copy to:            Wachovia Bank, National Association
                                    NC0760, 5th Floor
                                    301 South College Street
                                    Charlotte, NC  28288-0760
                                    Attention: Roger W. Pelz
                                               Managing Director
                                    Facsimile: (704) 374-6319

         Company:                   Avondale Funding, LLC
                                    133 Marshall Street
                                    Graniteville, South Carolina  29829
                                    Attention: S. Felker
                                    Facsimile: 803-663-2399

Any party may change its address for notices hereunder by notice to each other party hereunder given in accordance with this Section 15. Each notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 15 and confirmation of receipt is made by the appropriate party, (b) if given by overnight courier, 24 hours after such communication is deposited with the overnight courier for delivery, addressed as aforesaid, or (c) if given by any other means, when delivered at the address specified in this Section 15.

                  16.      Miscellaneous.

                           (a)      This Agreement may be amended only by a
written instrument executed by each of Administrative Agent, Bank and Company acting by their respective duly authorized representatives.

                           (b)      This Agreement shall be binding upon and
shall inure to the benefit of the parties hereto and their respective successors and assigns, but neither Company nor Bank shall be entitled to assign or delegate any of its rights or duties hereunder without first obtaining the express prior written consent of Administrative Agent.

                           (c)      This Agreement may be executed in any
number of several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The delivery of an executed counterpart hereof by facsimile shall constitute delivery of an executed counterpart hereof.

                           (d)      THIS AGREEMENT SHALL BE GOVERNED BY THE
LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW RULES).

                           (e)      TO THE EXTENT PERMITTED BY APPLICABLE LAW,
EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT.

                           (f)      Bank hereby covenants and agrees that,
prior to the date that is one year and one day after the termination of the Purchase Agreement in accordance with its terms, it will not institute, or join any other Person in instituting, against the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States. This Section 16(f) shall survive the termination of this Agreement.

                           (g)      This Agreement and the instructions and
notices required or permitted to be executed and delivered hereunder set forth the entire agreement of the parties hereto with respect to the subject matter hereof and supercede any prior agreement and contemporaneous oral agreements of the parties concerning its subject matter.

                  17. Administrative Agent. The Administrative Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights or remedies, and to take or refrain from taking other actions in accordance with, and subject to the terms and conditions of this Agreement. Pursuant to the terms of the Purchase Agreement, the Administrative Agent may resign and a successor Administrative Agent may be appointed. Upon the acceptance of any appointment as an Administrative Agent by a successor Administrative Agent, that Administrative Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the former Administrative Agent under this Agreement and the former Administrative Agent shall thereupon be discharged from its duties and obligations under this Agreement.


      [Remainder of page intentionally blank; next page is signature page]

                  IN WITNESS WHEREOF, each of the parties has executed and delivered this Blocked Account Agreement as of the day and year first above set forth.


                                    WACHOVIA BANK, NATIONAL ASSOCIATION, both individually and as successor by merger to each of Wachovia Bank of Texas, Wachovia Bank of North Carolina and Wachovia Bank of Georgia, N.A.

                                    By:
                                       ----------------------------------------
                                    Name:
                                    Title:


                                    AVONDALE MILLS, INC.

                                    By:
                                       ----------------------------------------
                                    Name:
                                    Title:


                                    AVONDALE FUNDING, LLC

                                    By:
                                       ----------------------------------------
                                    Name:
                                    Title:


                                    GENERAL ELECTRIC CAPITAL
                                    CORPORATION, AS ADMINISTRATIVE AGENT

                                    By:
                                       ----------------------------------------
                                    Name:
                                    Title: Duly Authorized Signatory


                           Blocked Account Agreement
                        dated as of _____________, 2002

                                   SCHEDULE I

               LOCKBOXES, LOCKBOX ACCOUNTS AND COLLECTION ACCOUNT


CONCENTRATION
ACCOUNT:                   NAME:                      BANK:
-------                    ----                       ----

13-022-948                 Avondale Mills, Inc.       Wachovia Bank National Association
                                                      (f/k/a Wachovia Bank, N.A.)
                                                      191 Peachtree Street, N.E.
                                                      Atlanta, GA 30303


                           LOCKBOX
LOCKBOX:                   ACCOUNT:          NAME:                      BANK:
-------                    -------           ----                       ----

Avondale Mills, Inc.       101307            Avondale Mills, Inc.       Wachovia Bank, National Association
P.O. Box 101307                              Fabric Division            (f/k/a Wachovia Bank, N.A.)
Atlanta, GA 30392-1307                       (Atlanta)                  191 Peachtree Street, N.E.
                                                                        Atlanta, GA 30303
                                                                        (Flows into Act. 13-022-948)

Avondale Mills, Inc.       101264            Avondale Mills, Inc.       Wachovia Bank, National Association
P.O. Box 101264                              Trucking Division          (f/k/a Wachovia Bank, N.A.)
Atlanta, GA 30392-1264                       (Atlanta)                  P.O. Box 4148
                                                                        Atlanta, GA 30302-1448
                                                                        (Flows into Act. 13-022-948)

Avondale Mills, Inc.       101436            Avondale Mills, Inc.       Wachovia Bank, National Association
P.O. Box 101436                              Yarn Division              (f/k/a Wachovia Bank, N.A.)
Atlanta, GA 30392-1436                       (Atlanta)                  P.O. Box 4148
                                                                        Atlanta, GA 30302-1448
                                                                        (Flows into Act. 13-022-948)

Avondale Mills, Inc.       951280            Avondale Mills, Inc.       Wachovia Bank, National Association
P.O. Box 951280                              Graniteville Fabrics       (f/k/a Wachovia Bank of Texas)
Dallas, TX  75395-1280                       (Dallas)                   1010 W. Mockingbird Lane, Suite 100
                                                                        Dallas, TX 75247
                                                                        (Flows into Act. 13-022-948)

Avondale Mills, Inc.       75431             Avondale Mills, Inc.       Wachovia Bank, National Association
P.O. Box 75431                               Graniteville Fabrics       (f/k/a Wachovia Bank of North
Charlotte, NC  28275-5431                    (Charlotte)                Carolina)
                                                                        Attention:  Lockbox 75431
                                                                        10301 David Taylor Drive
                                                                        Charlotte, NC  28262-2334
                                                                        (Flows into Act. 13-022-948)

                                   EXHIBIT A

                          FORM OF NOTICE OF DIRECTION

[Date]


[Bank Name]
[address]
[address]
Attention: ________________
Facsimile: (___) ___-____


Dear Sir or Madam:

         Reference is made to that certain Blocked Account Agreement dated [__________], among your financial institution, certain other parties, Avondale Funding, LLC and General Electric Capital Corporation, in its role as Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the "Blocked Account Agreement"). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Blocked Account Agreement.

         This letter constitutes the giving of a "Notice of Direction" by Administrative Agent to you under the Blocked Account Agreement and you are hereby instructed to transfer all funds now or hereafter on deposit in the Account to the Collection Account in accordance with Section 5 of the Blocked Account Agreement.


                                    Very truly yours,

                                    GENERAL ELECTRIC CAPITAL
                                    CORPORATION, AS ADMINISTRATIVE AGENT

                                    By:
                                       ----------------------------------------
                                    Name:
                                    Title:  Duly Authorized Signatory